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                                                                   Exhibit 10.16

                                COMMERCIAL LEASE

         THIS LEASE is made and executed this 15th day of March 1996, by and between Bruce A. Nassau ("Lessor"), and Nassau Communications, Inc., dba Telecrafter Services, Corporation ("Lessee").

1.       DEFINITIONS

         1.01 In addition to the other terms which are defined in this Lease, the terms defined in the following subparagraphs of this Paragraph 1 shall have the meanings set forth in such subparagraphs.

         1.02 "Premises" shall mean a portion of those certain premises, the legal description of which is indicated on Exhibit A attached hereto, consisting of the entire second and third floors, as well as the west one-half of the first floor (approximately 6000 square feet) of the building located at 13131 W. Cedar Drive, Lakewood, CO 80228.

         1.03 (a) "Lease Term" shall mean the period of fifteen years commencing on April 1, 1996, and ending March 31st, 2011, at midnight or such shorter period if this Lease is sooner terminated pursuant to any provision hereof.

              (b) "Lease Year" shall mean a period of twelve (12) consecutive calendar months, except that if the Lease Term commences on other than the first day of the calendar month then the initial fractional month plus the next succeeding eleven (11) full calendar months shall constitute the first Lease Year of the Lease Term.

         1.04 "Monthly Rent" is identified on the attached Schedule A.

         1.05 "Aggregate Rent Over the Lease Term" shall mean the product of the Monthly Rent times the number of full months in the Lease Term, subject to the provisions of paragraphs 1.06 and 2.02, hereof.

         1.06 "Additional Rent" shall mean the obligation to pay Insurance, per paragraph 4, hereof, and pay Taxes, per paragraph 5, hereof.

         1.08 "Lessee's Permitted Use" shall mean the following:

              General office/administrative functions.

         1.09 "Lessor's Notice Address" shall mean 14657 West Cedar Avenue, Golden, Colorado 80401.

         1.10 "Lessee's Notice Address" shall mean 13131 West Cedar Drive, Lakewood, Colorado 80228.


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2.       DEMISE AND POSSESSION.

         2.01 Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises for the Lease Term on the terms, covenants and conditions set forth herein.

         2.02 If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee at the commencement of the Lease term, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom. If Lessee has not caused such delay there shall be a proportionate reduction of the Monthly Rent covering the period between the commencement of the Lease Term and the time Lessor can deliver possession. However, either Lessor or Lessee, unless it be the cause of the delay, respectively, shall have the right to cancel this Lease by written notice to the other if possession of the Premises is not delivered within ninety (90) days after the commencement of the Lease Term.

         2.03 Lessor shall provide Premises to Lessee suitable for Lessee's Permitted Use as set in paragraph 1.08, hereof.

3.       RENT

         3.01 On the first day of each month of the Lease Term, Lessee shall pay to Lessor, without deduction or offset, prior notice or demand, the Monthly Rent, in lawful money of the United States of America, at Lessor's Notice Address or to such other person or place as may be designated from time to time by Lessor. Upon the execution of this Lease by Lessee, there shall be due from Lessee to Lessor the Monthly Rent for the first full calendar month of the Lease Term and the Security Deposit and the Monthly Rent for the last full calendar month of the Lease Term. The first partial Monthly Rent for the period, if any, at the beginning of the Lease Term which is less than a full calendar month shall be a pro rata portion of the Monthly Rent.

         3.02 Any installment of minimum Monthly Rent or of any other sums payable hereunder by Lessee to Lessor which is not paid within ten (10) days after the same becomes due and payable (whether or not demand shall have been made therefor) shall be assessed a five percent (5%) late fee.

         3.03 Lessor shall fully, and completely and timely pay all amounts of Additional Rent when such amounts become due and payable.

4.       INSURANCE

         4.01 Lessee, at its own expense, shall provide and keep in force with companies acceptable to Lessor comprehensive public liability and insurance on the Premises for the benefit of Lessor and Lessee, jointly, against liability for bodily injury or death of any one or more persons or property damage with a combined single limit of not less than Five Hundred Thousand


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Dollars/One Million Dollars ($500,000/$1,000,000), such limit to be increased to greater amounts as may be reasonably indicated by circumstances from time to time existing. Lessee shall furnish Lessor with a certificate of such policy within thirty (30) days of the commencement of the Lease Term and whenever required, shall satisfy Lessor that such policy is in full force and effect.
Such policy shall name Lessor as an additional insured and shall be primarily and noncontributing with any insurance carried by Lessor. The policy shall further provide that it shall not be canceled or altered without ten (10) days' prior notice to Lessor.

         4.02 Lessee, at Lessee's sole cost and expense, shall provide and keep in force with companies acceptable to Lessor, standard form property insurance on the Premises, insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("all risk"), and sprinkler coverage. Lessor shall be furnished with a copy of the certificate of insurance. The insurance policy shall contain endorsements requiring ten (10) days' written notice to Lessor prior to any cancellation or any reduction in the amount of coverage.

         4.03 Lessee shall maintain in full force and effect on all of its fixtures, equipment and other personal property in the Premises a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of at least eighty percent (80%) of their insurable value and containing an express waiver of any right of subrogation by the insurance company. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment and other property so insured. Lessor shall have no interest in the settlement of any claim or loss by Lessee. Lessor will not carry insurance on Lessee's possessions. Lessee shall furnish Lessor with a certificate of such policy or policies within thirty (30) days after the commencement of the Lease Term and, whenever required during the Lease Term, shall satisfy Lessor that such policy is then in full force and effect.

         4.04 Except as expressly provided as Lessee's Permitted Use, or as otherwise consented to by Lessor in writing, no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance on the Premises or cause the cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Lessee keep, use or sell, or permit to be kept, used or sold, in or about the Premises any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements pertaining to the Premises of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and appurtenances.

5.       TAXES

         5.01 Lessee shall be solely responsible for any taxes levied by any governmental or taxing body with respect to the: (i) ownership, possession, leasing, operation, management, maintenance, alteration, repair, or use of occupancy by Lessee of the Premises or any portion


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thereof; (ii) upon or measured by the value of Lessee's personal property located in the Premises; and (iii) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises.

         5.02 Lessee shall provide to Lessor, on an annual basis, documentary evidence that it has so complied with the provisions of this paragraph.

6.       USE OF PREMISES.

         The Premises may be used and occupied only for Lessee's Permitted Use, and for no other purpose or purposes, without Lessor's prior written consent. Lessor shall have the right to withhold its consent to any other use. Lessee shall comply with any and all covenants, conditions and restrictions affecting the Premises. Lessee shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and their cleanliness, safety, occupation or use. Lessee shall not do or permit anything to be done in or about the Premises, or bring or keep anything in the Premises, that will in any way increase the fire insurance upon the Premises. Lessee will not perform any act or carry on any practices that may injure the Premises or constitute a nuisance or menace. Lessee shall not cause, maintain or permit any outside storage on or about the Premises. In addition, Lessee shall not allow any condition or thing to remain on or about the Premises which diminishes the appearance or aesthetic qualities of the Premises and/or the surrounding property, and the keeping of a dog or other animal on or about the Premises is expressly prohibited.

7.       PREMISES IMPROVEMENTS

         Lessor's work to be performed in the Premises, if any, shall be performed at Lessor's cost in accordance with and governed by the terms and provisions of paragraph 2.03 hereof. Thereafter during the Lease Term, Lessor shall be under no obligation to alter, change, decorate or improve the Premises, whether to adapt them to the use for which they are leased or for any other purpose.

8.       PARKING

         Lessee shall have the right to park in the area designated in paragraph 2.03, hereof, subject to Lessor's right to alter, modify or reduce or to change the location of such parking facilities. Lessee agrees not to overburden the parking facilities and agrees to cooperate with Lessor in the use of the parking facilities.


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9.       UTILITIES

         9.01 Lessee shall be obligated to pay for all utility services, including but not limited to: heat, light, electricity, air conditioning, water, sewer, and janitorial expenses. Lessee shall not be permitted to install equipment on the Premises other than that ordinary and necessary to Lessee's Permitted Use, without Lessor's consent.

         9.02 Lessee shall pay for all telephone and such other services for the Premises that has been leased or obtained by Lessee.

         9.03 Lessor shall not be liable to Lessee in damages or otherwise nor shall Lessor be deemed in default herein, for any interruption or reduction of utilities and services. There shall be no abatement of rent by reason of any such interruptions and/or reduction of utility services, nor shall the same be deemed to constitute constructive eviction or breach of the covenant for quiet enjoyment by Lessor.

10.      ACCEPTANCE OF PREMISES.

         By entry hereunder, Lessee acknowledges that it has examined the Premises and accepts the same as being in the condition called for by this Lease.

11.      ALTERATIONS, MECHANICS' LIENS

         11.01 Alterations may not be made to the Premises without the prior written consent of Lessor, and any alterations of the Premises excepting movable furniture and trade fixtures shall at Lessor's option become part of the realty and belong to Lessor.

         11.02 Should Lessee desire to alter the Premises and should Lessor give its written consent to such alterations, Lessee shall contract with a contractor approved by Lessor for the construction of such alterations and Lessee shall promptly pay for all work performed and materials furnished in connection therewith. Prior to the termination of the Lease Term, Lessee at its sole cost shall return the Premises to their condition before any such alteration, if requested by Lessor.

         11.03 Notwithstanding anything in subparagraph 11.01, hereof, Lessee may, upon the written consent of Lessor, install trade fixtures, machinery or other trade equipment in conformance with the ordinances of the applicable city and county, and the same may be removed upon the termination of this Lease, provided Lessee shall not be in default under any of the terms and conditions of this Lease and the leased Premises are not damaged by such removal. Lessee shall return the Premises on the termination of this Lease in the same condition as when leased to Lessee, reasonable wear and tear excepted. Lessee shall keep the Premises,


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and the underlying real property free from any liens arising out of any work performed for, materials furnished to or obligations incurred by Lessee. All such work provided for shall be done at such times and in such manner as Lessor may from time to time designate. Lessee shall give Lessor at least fifteen (15) days' prior written notice before employing any laborer or contractor to perform work resulting in an alteration of the Premises, so that Lessor may post a notice of non-responsibility consistent with Colorado statutes.

         11.04 In all instances where Lessor's written consent is required under this paragraph 11, Lessor shall have the right in its sole discretion to withhold its consent.

12.      WASTE AND QUIET ENJOYMENT

         12.01 Lessee shall not commit or suffer any waste or create any nuisance upon the Premises.

         12.02 Lessor covenants that Lessee shall have quiet use and enjoyment of the Premises for the Permitted Use provided herein.

13.      INDEMNIFICATION AND WAIVER BY LESSEE

         13.01 Lessee shall indemnify and hold harmless Lessor against and from any and all claims arising from Lessee's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Lessee in or about the Premises, including but not limited to compliance with all federal, state and local statutes, regulations and/or ordinances regarding health, safety and/or occupational issues, and shall further indemnify and hold harmless Lessor against and from any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Lessee, or of its agents, employees, invitees or customers, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever, except that which is caused by the failure of Lessor to observe any of the terms and conditions of this Lease on its part to be observed when such failure has persisted for any unreasonable period of time after written notice of such failure, and Lessee hereby waives all claims in respect thereof against Lessor. The obligations of Lessee under this paragraph, arising by reason of any occurrence taking place during the Lease Term shall survive any termination of this Lease.


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         13.02 Lessee, as a material part of the consideration to be rendered to
Lessor, hereby waives all claims against Lessor for damages to goods, wares and merchandise in, upon or about the Premises and for injury to Lessee, its agents, employees, invitees or third persons in or about the Premises from any cause arising at any time.

14.      REPAIRS

         14.01 Lessee shall, at its sole cost, keep and maintain the Premises and appurtenances and every part thereof (excepting foundation, exterior walls, and roof, which Lessor agrees to repair unless damages thereto are due to the negligence or intentional acts of Lessee or its agents, employees, customers or invitees), and the interior and exterior of the Premises, in good and sanitary order, condition and repair. Lessee expressly waives the provisions of the applicable laws of the State of Colorado, if any, wherein it can claim constructive eviction or set-off, whether by deduction from rent or otherwise, or where it can abate payment of rent or vacate the leased Premises because repairs were not made. If, during the term hereof, any alteration, addition or change of any sort to all or any portion of the Premises is required by law, regulation, ordinance or order of any public agency, Lessee, at its sole cost and expense, shall promptly make the same.

         14.02 Lessee shall, at its sole cost keep and maintain all utilities, HVAC, electrical, plumbing and mechanical systems, fixtures and equipment used by Lessee in good order, condition and repair and furnish all expendables used in the Premises during the Lease Term or any extension thereof.

15.      SIGNS, LANDSCAPING

         Lessor shall have the right to control landscaping and approve the placing of signs and the size and quality of the same. Lessee shall make no alterations or additions to the Premises or landscaping and shall place no signs which are visible from outside the Premises without the prior written consent of Lessor. Lessor shall have the right in its sole discretion to withhold its consent. Any signs not in conformity with this Lease may be completely removed by Lessor at Lessee's expense.

16.      ENTRY BY LESSOR

         Lessee shall permit Lessor and Lessor's agents to enter the Premises at all reasonable times for the purpose of inspecting the same, or for the purpose of maintaining the Premises, or for the purpose of making repairs, alterations or additions to any portion of the Premises, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs or for the purpose of showing the premises to prospective tenants during the last three


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(3) months of the Lease Term or placing upon the Premises any usual or ordinary
"For Sale" signs, without any rebate of rents and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Lessee shall permit Lessor at any time within three (3) months prior to the expiration of this Lease, to place upon the Premises any usual or ordinary "To Lease" signs. For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee's vaults, and safes. Lessee shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld. If Lessor shall give its consent, Lessee shall in each case furnish Lessor with a key for any such lock.

17.      ABANDONMENT

         Lessee shall not vacate or abandon the Premises at any time during the Lease Term or permit the Premises to remain unoccupied for a period longer than fifteen (15) consecutive days during the Lease Term; and if Lessee shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall at the option of Lessor be deemed abandoned and may be disposed of by Lessor in the manner provided for by the laws of the State of Colorado.

18.      DESTRUCTION

         18.01 In the event of: (i) a partial destruction of the Premises during the Lease Term which requires repairs to the Premises, or (ii) a declaration by an authorized public authority that the Premises are unsafe or unfit for occupancy for any reason other than Lessee's act, use or occupation, which declaration requires repairs to the Premises, wherein such destruction or such condition is covered by insurance pursuant to paragraph 4, hereof, Lessor shall forthwith make repairs, provided repairs can be made within sixty (60) days under the laws and regulations of authorized public authorities, but partial destruction (including any destruction necessary in order to make repairs required by any declaration) shall in no way annul or void this Lease or result in or entitle Lessee to any abatement, diminution or reduction in the Monthly Rent, additional rent and/or charges payable by Lessee hereunder. If such repairs cannot be made within sixty (60) days, Lessor may, at its option, make the same within a reasonable time, this Lease continuing in full force and effect. In the event that Lessor does not so elect to make repairs which cannot be made within sixty (60) days, or repairs cannot be made under current laws and regulations, this Lease may be terminated at the option of either party; provided, however, that if the damage is due to the fault or neglect of Lessee or its employees, Lessee shall not have the right to terminate this Lease.

         18.02 A total destruction (including any destruction required by any authorized public authority) of the Premises shall terminate this Lease. Lessor shall be required to repair any

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property installed in the Premises by Lessee if such repairs are so covered by the referenced insurance.

         18.03 If at any time during the last six (6) months of the Lease Term there is a partial destruction, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such partial destruction by giving written notice to Lessee of Lessor's election to do so within thirty
(30) days after the date of occurrence of such partial destruction.

         18.04 Lessee hereby expressly waives any and all rights under applicable law inconsistent with the terms of this paragraph, and in the event of a destruction agrees to accept an offer by Lessor to provide Lessee with comparable space within the building in which the Premises is located, if any, on the same terms as this Lease.

19.      CONDEMNATION

         If the Premises shall be taken or condemned for a public or quasi-public use, this Lease shall terminate as of the date title shall vest in the condemnor. If the Premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Lessor, and Lessee shall have no claim thereto, and Lessee hereby irrevocably assigns and transfers to Lessor any right to compensation or damages in which Lessee may be entitled during the Lease Term by reason of the condemnation of the Premises.

20.      ASSIGNMENT AND SUBLETTING

         20.01 Lessee shall not, either voluntarily or by operation of law, assign, sell, mortgage, encumber, pledge or otherwise transfer all or any part of Lessee's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Lessee and Lessee's employees, or sublet the Premises or any portion thereof, without Lessor's prior written consent in each instance. Any transfer of this Lease from Lessee by merger, consolidation or liquidation shall constitute an assignment for purposes of this Lease. Any attempted assignment, sale, encumbrance, pledge, transfer or subletting without Lessor's consent shall be void and shall, at the option of Lessor terminate this Lease. Lessor shall have the right in its sole discretion to withhold its consent. Consent by Lessor to any assignment or subletting shall not release Lessee from its primary liability under this Lease, and Lessor's consent to one assignment, subletting or occupation or use by other parties shall not be deemed a consent to other subleases, assignments or occupation or use by other parties. If Lessee is a corporation, an unincorporated association or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership from time to time in the aggregate, in excess of forty-nine (49%) percent of the outstanding stock or interests shall be deemed an assignment within the meaning and provisions of this paragraph. Lessee agrees to reimburse Lessor for Lessor's reasonable costs and attorneys' fees incurred in conjunction with the processing and


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documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Lessee's interest in and to the Premises.

         20.02 Lessor and Lessee understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code of the United States may have certain rights to assume or assign this Lease. Lessor and Lessee further understand that in any event, Lessor is entitled under the Bankruptcy Code to adequate assurances of future performance of the terms and provisions of this Lease. For purposes of any such assumption or assignment, the parties agree that the term "adequate assurance" shall include at least the following:

         (a) in order to assure Lessor that the proposed assignee will have the resources with which to pay the rent required herein, any proposed assignee must demonstrate to Lessor's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Lessee on the date this Lease became effective. The financial condition and resources of Lessee were a material inducement to Lessor in entering into this Lease;

         (b) any proposed assignee must have been engaged in the Permitted Use for at least one (1) year prior to any such proposed assignment;

         (c) in entering into this Lease, Lessor considered extensively the Lessee's Permitted Use and determined that such Permitted Use would add substantially to Lessor's tenant balance and that were it not for Lessee's agreement to make only Lessee's Permitted Use of the Premises, Lessor would not have entered into this Lease. Lessor's overall operation will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use as described in the Lease; and

         (d) any proposed assignee of this Lease must assume and agree to be bound by the terms, provisions and covenants of this Lease.

         20.03 Lessor may, at any time and without Lessee's consent assign this Lease to a third party.

21.      BREACH BY LESSEE

         Lessee shall be in breach of this Lease if any time during the term of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings in law, in equity or before any administrative tribunal which have or might have the effect of preventing Lessee from complying with the terms of this Lease):


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         21.01 Lessee fails to make payment of any installment of Monthly Rent or timely payment of Additional Rent, or any other sum herein specified to be paid by Lessee, and such failure is not cured within three (3) days after Lessor's written notice to Lessee of such failure of payment;

         21.02 Lessee fails to observe or perform any of its other covenants, agreements or obligations hereunder, and such failure is not cured within thirty (30) days after Lessor's written notice to Lessee of such failure; provided, however, that if the nature of Lessee's obligation is such that more than thirty (30) days are required for performance, then Lessee shall not be in breach if Lessee commences performance within such 30-day period and thereafter diligently prosecutes the same to completion;

         21.03 Lessee becomes insolvent, makes a transfer defrauding its creditors, or makes an assignment for the benefit of its creditors;

         21.04 Lessee voluntarily files a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, or Lessee is adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder;

         21.05 A receiver, trustee or custodian is appointed for all or substantially all of Lessee's assets; or

         21.06 Lessee has abandoned the Premises as defined in paragraph 17, hereof.

22.      REMEDIES OF LESSOR

         22.01 If Lessee breaches this Lease before the end of the Lease Term, or if its right to possession is terminated by Lessor because of Lessee's breach of this Lease, then this Lease shall automatically terminate. On such termination, Lessor may recover from Lessee each of the following:

                  (a) The amount at the time of judicial (or arbitrator) determination of damages of the unpaid rents accrued through the time of termination;

                  (b) The amount at the time of judicial (or arbitrator) determination of damages of the unpaid rents accrued after termination;

                  (c) The amount at the time of judicial (or arbitrator) determination of unpaid rents that will accrue during the balance of the Lease Term less a ten percent (10%) time value discount; and


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                  (d) Any other amount necessary to compensate Lessor for the damage proximately caused by Lessee's breach of its obligations under this Lease.

         22.02 Notwithstanding the foregoing, in the event Lessee has breached this Lease, at Lessor's option, this Lease shall continue in full force and effect so long as Lessor does not terminate Lessee's right to possession of the Premises, and in such event Lessor may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. For purposes of this subparagraph, the following acts by Lessor shall not constitute the termination of Lessee's right to possession of the premises:

                  (a) Acts of maintenance, preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacement and/or painting as Lessor shall consider advisable for the purpose of reletting the Premises or any part thereof; or

                  (b) The appointment of a receiver upon the initiative of Lessor to protect Lessor's interest under this Lease or in the Premises.

         22.03 Lessor hereunder shall have the benefit of, and the right to, any and all Landlord's liens provided under the law of the State of Colorado.

         22.04 Any efforts by Lessor to mitigate the damages caused by Lessee's breach of this Lease shall not waive Lessor's right to recover the damages set forth above.

         22.05 Nothing herein shall be construed to affect other provisions of this Lease regarding Lessor's right to indemnification from Lessee for liability arising prior to the termination of this Lease for personal injuries or property damage.

         22.06 No right or remedy conferred upon or reserved to Lessor in this Lease is intended to be exclusive of any other right or remedy granted to Lessor by statute or common law, and each and every such right and remedy shall be cumulative.

         22.07 The voluntary act or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Lessor, terminate all or any existing subleases and/or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all of such subleases or subtenancies.

23.      ATTORNEYS FEES/COLLECTION CHARGES

         23.01 If Lessor utilizes the services of an attorney at law for the purpose of collecting any rent, Lessee agrees to pay to Lessor reasonable attorneys' fees for such services.


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         23.02 In the event of any other legal action or proceeding between the parties hereto, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses.

         23.03 Should Lessor be named as defendant in any suit brought against Lessee in connection with or arising out of Lessee's occupancy hereunder, Lessee shall pay to Lessor its costs and expenses incurred in such suit, including reasonable attorney's fees.

         23.04 In the event that damages are assessed against Lessee hereunder, said damages shall accrue interest at the rate of fifteen (15%) percent per annum as of the time that the cause of action arose.

24.      LIMITATION OF LIABILITY

         In consideration of the benefits accruing hereunder, Lessee and all its successors and assigns covenants and agree that, in the event of any actual or alleged failure, breach or default hereunder by Lessor:

                  (a) The sole and exclusive remedy shall be against the Premises; and

                  (b) No writ of execution will be levied against any other assets of Lessor.

25.      ESTOPPEL CERTIFICATE

         25.01 Lessee shall at any time upon not less than ten (10) days' prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect, and the date to which the rents and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by Lessor and any prospective purchaser or encumbrancer of the Premises.

         25.02 Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee that: (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in Lessor's performance; and (c) no rents have been paid more than one (1) month in advance, and (d) that Lessor has a right to execute a document to that effect as Lessee's attorney-in-fact.

         25.03 If Lessor desires to finance, refinance or sell the Premises, Lessee hereby agrees to deliver to any prospective lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. All such financial


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statements shall be received by Lessor in confidence and shall be used only for the purpose herein set forth.

26.      SUBORDINATION

         26.01 This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property and improvements of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.

         26.02 Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease junior to the lien of any ground lease, mortgage or deed of trust, as the case may be, and failing to do so within ten
(10) days after written demand does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stated to do so.

         26.03 In the event any proceedings are brought in foreclosure or in the event of the exercise of the power of sale under any deed of trust covering the Premises or any other similar matter of acquisition by the holder of the deed of trust or purchaser at a foreclosure or sale pursuant to power of sale, the Lessee at the request of any such party will attorn to such holder or the purchaser, as the case may be, and recognize such holder or purchaser as the Lessor under this Lease. Lessee will at the request of such new Lessor execute a document in a form proper for confirming such agreement to attornment.

27.      SALE BY LESSOR

         In the event of a sale or conveyance by Lessor of the Premises, the same shall operate to release Lessor from any liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. This Lease shall not be otherwise affected by any such sale, and Lessee agrees to attorn to the purchaser or assign.

28.      HOLDING OVER

         This Lease shall terminate without further notice upon the expiration of the Lease Term. Any holding over by Lessee after the expiration of the Lease Term shall not constitute a renewal or extension thereof or give Lessee any rights in or to the Premises. If, with Lessor's prior written consent, Lessee holds possession of the Premises after the Lease Term, Lessee shall become a tenant from month-to-month upon the terms otherwise herein specified and Lessee


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

shall continue in possession until such tenancy shall be terminated by Lessor, or until Lessee shall have given to Lessor written notice at least thirty (30) days prior to the termination of such monthly tenancy of its intention to terminate such tenancy. During said hold over period, Lessee shall pay to Lessor as monthly rent, 110% of the Monthly Rent.

29.      OPTION TO RENEW

         29.1 Lessor grants to Lessee two (2) five (5) year option terms following the Lease Term hereunder. As long as Lessee is not in default hereunder, Lessee shall have the right to exercise said option(s). To exercise the option(s) granted hereunder, Lessee must so notify Lessor in writing at least ninety (90) days prior to expiration of the Lease Term, or First Option Lease Term, as the case may be.

         29.2 The first Option Term Monthly Rent shall be determined as follows:

              (i)  Monthly Rent during the Lease Term,

         plus (ii) the percentage increase in the Index during the Lease Term,

                       divided by the number of years of the Lease Term,

                       multiplied by the Monthly Rent during the Lease Term.

         29.3 The Monthly Rent during the Second Option Lease Term, if applicable shall be calculated by the method used in paragraph 29.2, hereof, except that the term "Monthly Rent" shall be replaced by the term "First Option Term Monthly Rent" and "Lease Term" shall be replaced by Term "First Option Lease Term."

         29.4 "Index" shall mean the Consumer Price Index For All Urban Consumers (for Denver-Boulder Standard Metropolitan Statistical Area) for all items, published monthly by the Bureau of Labor Statistics of the United States Department of Labor. In the event that the Index shall hereafter be converted to a different standard reference base or otherwise revised, such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics shall be used, or if the Bureau of Labor Statistics shall not publish the same, then such conversation factor formula or table as may be published by any other nationally recognized publisher of similar statistical information shall be used. In the event the Index shall cease to be published, then there shall be substituted for the Index such other index of similar nature as is then generally recognized and accepted for like determinations of purchasing power, as Lessor shall select.


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

30.      RIGHT OF FIRST REFUSAL.

         During the term hereof, and in the event that Lessee is not in default hereunder, Lessor grants to Lessee a right of first refusal in connection with the purchase of the Premises. In connection herewith, in the event that Lessor receives a written offer from a third party to purchase the Premises, which offer is acceptable to Lessor, at its sole discretion, Lessor shall promptly deliver to Lessee a copy of said offer. Lessee shall then have a ten (10) day period during which to deliver a written offer to Lessor to purchase the Premises on the same terms and conditions of the third-party offer. Upon acceptance of Lessee's offer, the parties shall close the purchase of the Premises subject to the terms of the written agreement between the parties, provided that if the offer is accepted during the Lease Term, and provided that the Lease Term is extended until closing, the parties shall have up to 180 days after the original end of the Lease Term to close the transaction.

31.      WAIVER

         The waiver by Lessor of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

32.      MISCELLANEOUS PROVISIONS

         32.01 The individuals signing on behalf of the Lessee warrants that he has the authority to bind the Lessee. Lessee shall deliver to Lessor, concurrently with the execution and delivery of this Lease, a copy of the corporate resolution, adopted by Lessee authorizing said Lessee to enter into and perform this Lease and authorizing the execution and delivery of this Lease on behalf of Lessee.

         32.02 All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, or designations under this Lease by either party to the other shall be in writing and shall be considered sufficiently given and served upon the other party if sent by certified mail, return receipt requested, postage prepaid, to the address set forth hereinabove or to the last known address of said party.

         32.03 This Lease contains all of the agreements and conditions made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all parties to this Lease. Lessee acknowledges that neither Lessor nor Lessor's agents have made any representations or warranty as to the suitability of the Premises to the


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

conduct of Lessee's business. Any agreements, warranties or representations not expressly contained herein shall not in any way bind either Lessor or Lessee, and Lessor and Lessee expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease.

         32.04 Except as otherwise expressly stated, each payment required to be made by Lessee shall be in addition to and not in substitution for other payments to be made by Lessee.

         32.05 The terms and provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Lessor and Lessee, respectively.

         32.06 All covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any abatement of rent.

         32.07 Any provision of this Lease, except for the payment of rents, determined to be invalid by a court of competent jurisdiction shall in no way affect any other provision hereof.

         32.08 Time is of the essence of each term and provision of this Lease.

         32.09 Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm or association. If there be more than one Lessee, the obligations imposed upon Lessee under this Lease shall be joint and several.

         32.10 The headings or titles to paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

         32.11 This Lease shall be governed by and construed in accordance with the laws of the State of Colorado.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written.


LESSOR:                                                LESSEE:


/S/ BRUCE A. NASSAU                  By:      /S/  DAVID HAMILTON
----------------------------------           -----------------------------------
BRUCE A. NASSAU                                        DAVID HAMILTON

                                                  Its: Vice-President


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